UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14(a)-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement.

[ ] Confidential, for use of the

    Commission only (as permitted by

    Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Section 240.14a-12

UNICO, INCORPORATED

_______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

_______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

______________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule

    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

    or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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UNICO, INCORPORATED

8880 Rio San Diego Drive, 8th Floor

San Diego, California  92108

(619) 209-6124

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST  , 2005

Dear Shareholders:

A special meeting of shareholders of Unico, Incorporated, an Arizona corporation (the “Company”), will be held on August  , 2005 at 10:00 a.m. local time, at a conference room on the third floor of the building where the Company’s offices are located at 8880 Rio San Diego Drive, San Diego, California 92108 for the following purposes:

RECOMMENDED VOTE

1.  To consider and vote upon a proposal to

FOR

authorize the Board to withdraw the Company’s

election to be treated as a business development

company (“BDC”) pursuant to Section 54(c) under

the Investment Company Act.

2. Assuming the affirmative vote on proposal number

1, to consider and vote upon a proposal to amend

the Company's Articles of Incorporation:

a.

To authorize 2,020,000,000 shares of capital

FOR

stock of the Company, of which 2 billion

shares with a par value of $0.001, will

relate to common stock (the “Common Stock”)

and 20,000,000 million shares with a par

value of $0.001, will relate to

preferred stock (the “Preferred Stock”),

with such preferences, limitations and

relative rights as may be determined and

designated in the discretion of the Board

of Directors of the Company; and

b.

To authorize the Board of Directors, in

FOR

its discretion, to effect a reverse stock

split of the Company’s Common Stock at

a ratio of up to one-for-twenty during the

twelve month period following the date of

the Special Meeting of Shareholders.

3. To consider and vote upon a proposal to

FOR

approve the Company’s 2005 Non-Qualified Stock

Option Plan.

Only shareholders of record shown on the books of Unico at the close of business on June   , 2005 will be entitled to vote at the meeting or any adjournment thereof.  Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend the meeting.  Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible.  Please mail your completed and signed proxy before August   , 2005 so that we will receive it prior to the special meeting of shareholders.  Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to Unico.

This notice, the proxy statement and the enclosed proxy are sent to you by order of the board of directors.

/s/ Mark A. Lopez Mark A. Lopez Chief Executive Officer

San Diego, CA
July   , 2005

UNICO, INCORPORATED,

an Arizona corporation

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST   , 2005

______________________________

INTRODUCTION

Your proxy is solicited by the board of directors of Unico, Incorporated, an Arizona corporation (“Unico” or the “Company”) for use at a special meeting of shareholders to be held on August   , 2005, and at any adjournment thereof, for the purposes set forth in the attached notice of special meeting.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by Unico.  Directors, officers, and regular employees of Unico may, without compensation other than their regular compensation, solicit proxies personally, by telephone or electronic communication including facsimile and electronic mail.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of Unico or by filing a new written proxy with an officer of Unico.  Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the notice of special meeting.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.  If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

The mailing address of Unico’s principal executive office is 8880 Rio San Diego Drive, 8th Floor, San Diego, California  92108.  This proxy statement and the related proxy and notice of the special meeting will first be mailed to the shareholders on or about July   , 2005.

VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

Unico’s Board of Directors has fixed June   , 2005 as the “Record Date” for determining shareholders entitled to vote at the special meeting. Persons who were not shareholders of record at the close of business on such date will not be allowed to vote at the special meeting.  At the close of business on June   , 2005, there were approximately 498,427,896 shares of Unico’s Common Stock and 10,000,000 shares of Unico’s Series A Preferred Stock issued and outstanding.  Common Stock has 1 vote per share and Series A Preferred Stock has no voting rights, except for the election of two directors.

Votes cast by proxy or in person at the special meeting will be tabulated by Mark Lopez who has been appointed as the inspector of election prior to the special meeting.  He will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the special meeting, a proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the special meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Arizona law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of common stock present and voting at the meeting.

REVOCABILITY OF PROXY

You may revoke your proxy at any time prior to the start of our special meeting in three ways:

1.

by delivering a written notice of revocation to Mr. Mark Lopez, the chief  executive officer of Unico, at 8880 Rio San Diego Drive, 8th Floor, San Diego, California  92108;

2.

by submitting a duly executed proxy bearing a later date; or

3.

by attending our special meeting and expressing the desire to vote your common shares in person (attendance at our special meeting will not in and of itself revoke a proxy).

DISSENTERS - RIGHTS OF APPRAISALS

Under Arizona law, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to our proposals.

QUORUM

The presence (in person or by proxy) at the special meeting of the holders of a number of shares of our Common Stock representing more than 249,213,948 votes (in excess of one-half of the number of votes eligible to be voted at the special meeting) will constitute a quorum for transacting business.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the special meeting in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

Our Board of Directors has determined that each of the proposals is in the best interests of the Company and our shareholders. Accordingly, the Board of Directors has unanimously approved each proposal and recommends that the shareholders vote in favor of each proposal as well.

Members of our board of directors collectively own 25,630,278 shares of Unico’s common stock, or approximately 5.1% of the votes entitled to be cast at the special meeting.  They have indicated their intentions to vote their shares in favor of each proposal.

MATTERS TO BE ACTED UPON

INFORMATION REGARDING THE PROPOSALS

3.

AUTHORIZATION TO WITHDRAW AS A BUSINESS DEVELOPMENT CORPORATION

Background

     The Company is a closed-end management investment company, which elected, on July 9, 2004 to be regulated as BDC as that term is defined in Section 54 of the Investment Company Act. As a BDC, the Company is subject to the Investment Company Act, including certain provisions applicable only to BDC’s (the “BDC Provisions”), although it is excepted from certain provisions of the Investment Company Act applicable to registered closed-end investment companies. BDC’s generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under “Investment Company Act Provisions Applicable to BDC’s.”

Historically, the Company intended to seek out investment securities as its core business, rather than operate businesses directly.  The Company has determined, however, that in the current environment it would be better served to focus its efforts on the operation of businesses rather than act as a passive investor.  In consideration of the future operations of the Company and its planned operations, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that given the changing nature of the Company’s business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on acquisitions of controlling investments in operating companies and assets, that the regulatory regime governing BDC’s is no longer appropriate and will hinder the Company’s future growth. In addition, the Board believes that the Company will not be required to be regulated under the Investment Company Act under these circumstances.

     On June  , 2005, the Board unanimously approved the proposal to authorize the Board to withdraw the Company’s election to be treated as a BDC as soon as practicable so that it may begin conducting business as an operating company rather than a BDC subject to the Investment Company Act. If the stockholders approve this proposal to permit the Company to withdraw its BDC election, the withdrawal will become effective upon receipt by the SEC of the Company’s application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Investment Company Act applicable to BDC’s generally, including regulations related to insurance, custody, composition of its Board, affiliated transactions and any compensation arrangements. If this Proposal is approved by the stockholders and the Board does not withdraw the Company’s election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application.

     The Company has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including: (i) preparing a plan of operations in contemplation of such a change to the status for the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an “investment company” under the Investment Company Act. As of the date hereof, the Company believes that the Company meets the requirements for filing an application to withdraw its election to be treated as a BDC.

Investment Company Act Provisions Applicable to BDC’s

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company; (b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file (or, under certain circumstances, intend to file) a proper notice of election with the SEC.

     The Investment Company Act also imposes, among others, the following regulations on BDC’s:

•

A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

•

A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

•

The composition of a BDC’s Board is restricted (e.g., participation by investment bankers and certain other participants is limited);

•

A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

•

The issuance of senior equities and debt securities by a BDC is subject to certain limitations;

•

A BDC’s right to issue options, rights and warrants to purchase its stock is restricted;

•

There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

•

There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than “qualifying assets” unless, at the time the acquisition is made, such “qualifying assets” represent at least 70% of the value of the BDC’s total assets. “Qualifying Assets” generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a)is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not “qualifying assets”, but such investments may not exceed 30% of the BDC’s total asset value at the time of such investment;

•

A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and

•

A BDC is restricted in its ability to repurchase its shares directly from stockholders.

     If the stockholders approve this proposal and the Board withdraws the Company’s election to be treated as a BDC, the Company would no longer be subject to regulation under the Investment Company Act, which is designed to protect the interests of investors in investment companies. However, the Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

     As an operating company, the Company (i) would not be limited in the amount of excessive leverage that it could incur, (ii) would be permitted to issue Restricted Stock absent an order from the SEC, and (iii) would not be limited in the amounts or types of compensation that it could pay to executives.

     In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-KSB, Form 10-QSB, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company’s election to be treated as a BDC is not expected to have any affect on the Company’s trading status on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

    Given the investment focus, asset mix, business and operations of the Company as planned, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment Company Act discussed above. For example:

•

Business Focus. The nature of the Company’s business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus is on acquiring controlling interests in companies. The Board believes that BDC regulation would be inappropriate for such activities.

•

Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common Stock without prior stockholder approval. Historically, the market prices for BDC stocks have been lower than net asset value, making it much more difficult for BDC’s to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company’s Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

•

Issuance of Securities other than Common Stock. BDC’s are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company’s net asset value per share. In addition, issuances of senior debt and senior equity securities require that certain “asset coverage” tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company’s investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

The Company previously issued shares of preferred stock and convertible debentures which may be deemed to be “senior securities” as defined under the Investment Company Act.  One of the reasons for the Company’s desire to withdraw as a BDC is to permit these shares of preferred stock and convertible debentures to continue to be part of the Company’s capitalization, as would be permitted for a non-BDC company.  Certain of these securities are owned by affiliates of the Company.

•

Related Party Transactions. The Investment Company Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC’s, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation’s best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company’s directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

•

Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

•

Eligible Investments. As a BDC, the Company may not acquire any asset other than “Qualifying Assets” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the “70% test”). Because of the limitations on the type of investments the Company may make, as well as the Company’s total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Moreover, the Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company incurs legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company’s business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company’s relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

     The Board believes that the above reasons, among others, indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act would be to withdraw the Company’s election to be treated as a BDC.

Effect of Election to Withdrawal as a BDC on the Company’s Financial Statements

     In the event that the Board withdraws the Company’s election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company’s business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating businesses, with the goal of generating income from the operations of those businesses.

     The election to withdraw the Company as a BDC under the Investment Company Act will result in a significant change in the Company’s method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC’s to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of it holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC’s.

     The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Purpose of the Proposal; Need for Stockholder Approval

     Section 58 of the Investment Company Act provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.

Vote Required; Board Recommendation

    RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S PROPOSAL TO WITHDRAW AS A BDC.

2. AMENDMENT TO ARTICLES OF INCORPORATION, ASSUMING APPROVAL OF PROPOSAL NUMBER 1

The proposal to amend the Company's Articles of Incorporation, assuming approval of proposal number 1, is described below. A copy of the proposed amendment to the Company’s Articles of Incorporation is attached to this proxy statement as Exhibit A.

a)

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Purpose: The Company’s Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 2,020,000,000 shares, 2 billion shares with a par value of $0.001 of which will relate to Common Stock, 20,000,000 million shares with a par value of $0.001 of which will relate to Preferred Stock with such preferences, limitations and relative rights as may be determined and designated in the discretion of the Board of Directors. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or Preferred Stock, except that:  (a) the Company presently  has outstanding certain convertible debentures and 10,000,000 shares of Series A Preferred Stock, all of which are convertible to shares of the Company’s Common Stock, and some or all of which may be converted to shares of the Company’s Common Stock in the future; and (b) the Company intends to raise significant funds in the future to be used to support the operations of the Company and its subsidiaries and to exercise the option to acquire ownership of the Deer Trail Mine, and the Company will likely issue a substantial number of the Company’s shares of Common Stock for these purposes.

If the proposed amendment is adopted by the shareholders, we plan to file an amendment to our articles of incorporation with the Arizona Corporation

Commission, to be effective as soon as practicable following the Special Meeting.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings or losses per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The authorized Preferred Stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters’ rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS:  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO UNICO’S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT THE REVERSE SPLIT.

b)

AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Purpose: The Board of Directors may subsequently effect the reverse stock split anytime during the twelve months following the date of the Special Meeting of Shareholders based upon any ratio up to a maximum ratio of one-for-twenty, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes that the Reverse Split is in the Company’s best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed below, will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company’s business objectives.

Effect: Although the Reverse Split may increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company’s Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

Procedure for Effecting Reverse Split: The Reverse Split of the Company’s Common Stock will become effective at the discretion of the Board of Directors on any date designated by the Board of Directors (the “Effective Date”) within twelve months following the date of the Special Meeting of Shareholders. The Reverse Split will take place on the Effective Date without any additional action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by the ratio selected by the Board of Directors will receive cash for their fractional shares based upon the mean (average) of the closing bid and asked prices of Unico’s common stock on the date that the Reverse Split is implemented.  For example, a shareholder who would be entitled to receive one-fourth of a share would receive one-fourth of the mean (average) of the closing bid and asked prices of Unico’s common stock on the date that the Reverse Split is implemented.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company’s Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder’s exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters’ Rights: The holders of the Company's Common Stock are not entitled to dissenters’ rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS:  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO UNICO’S ARTICLES OF INCORPORATION TO EFFECT THE INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK AND TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT THE REVERSE SPLIT.

3. APPROVAL OF THE COMPANY’S 2005 NON-QUALIFIED STOCK OPTION PLAN

Purpose: The Board of Directors unanimously voted to approve a 2005 Non-Qualified Stock Option Plan (the “Plan”) that reserved 50,000,000 shares of the Company’s Common Stock for issuance pursuant to the Plan. The option price of each option granted pursuant to the Plan shall be determined by a Committee of the Board of Directors at the time the option is granted, subject to adjustment; provided, however, that in no event shall the option price be less than 100% of the current market value of the underlying shares on the date of grant and the option must expire within 10 years from the date of adoption of the Plan.  The Committee of the Board of Directors shall also determine which of the eligible employees of the Company and its subsidiaries shall be granted options and the number to be granted to each.  Persons eligible to receive options granted under the Plan include any employee (including a director or officer) employed by Unico or its subsidiaries on a full time or part time basis, at the time of an option grant who is compensated for such employment or services.  As of the Record Date, the Company currently has no options outstanding under this plan.  The Company believes that the Plan is in the best interest of the Company as it makes it easier to attract and retain individuals key to the implementation of our business strategy. The Company is seeking shareholder approval for the plan.

Effect: There will be no additional effect on the shareholders of the Company as a result of this action since the Plan is already in effect. The subsequent exercise of stock options granted pursuant to the Plan will cause a dilutive effect to existing shareholders as the number of outstanding shares will be increased. The Company will also receive cash consideration upon the exercise of options equal to the number of options being exercised times the fair market value of the stock on the date the options were granted.

No Dissenters’ Rights:  The holders of the Company’s Common Stock are not entitled to dissenters’ rights in connection with the adoption of the Company’s 2005 Non-Qualified Stock Option Plan.  Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

RECOMMENDATION OF THE BOARD OF DIRECTORS: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2005 NON-QUALIFIED STOCK OPTION PLAN.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation or the proposal to approve the Company’s 2005 Non-Qualified Stock Option Plan which is not shared by all other holders of the Company’s Common Stock, with the exception that directors (who also serve as employees) and executive officers may receive options granted pursuant to the plan. See “Security Ownership of Certain Beneficial Owners and Management.” Mark Lopez, Wayne Hartle and Ray Brown are each holders of shares of series A preferred stock of the Company.  As such, they may benefit from the withdrawal of the Company as a BDC, because such withdrawal would permit them to continue to hold their shares of series A preferred stock.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 500 million shares of Common Stock authorized with a stated value of $.10 per share, of which approximately 498,427,896 shares were issued and outstanding, with 572,104 shares authorized but unissued.  Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 2 billion shares with a par value of $0.001 of Common Stock authorized, of which approximately 498,427,896 will be issued and outstanding and approximately 1,501,572,104 will be authorized but unissued. Each holder of Unico’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company has 20,000,000 shares of Preferred Stock designated. The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has one (1) class or series of Preferred Stock outstanding.

Series A Preferred Stock – The Company has ten million (10,000,000) shares of Series A Preferred Stock designated.  Each share of Series A Preferred Stock is convertible into shares of the Company’s Common Stock on a one-for-one (1:1) basis, and the conversion ratio is not affected by forward or reverse stock splits.  The Series A Preferred Stock is non-interest bearing, does not have voting rights and is not entitled to receive dividends.  In the event of a liquidation event, the Series A Preferred Stock automatically converts into Common Stock based on the foregoing formula.  Holders of the Series A Preferred Stock are entitled to elect two (2) persons to the Company’s Board of Directors. As of the Record Date, there were 10,000,000 shares of Series A outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 23, 2005 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108.

Name and Address	Number of Shares Beneficially Owned	Class	Percentage of Class
Mark A. Lopez Chief Executive Officer	5,000,000 5,401,968	Common Series A Preferred	1% 54%
Wayne Ash President	200,000	Common	*
Wayne Hartle Secretary	1,197,000 348,989	Common Series A Preferred	* 4%
Richard Belliston Director	1,233,278	Common	*
Ray Brown Director	18,000,000 3,549,043	Common Series A Preferred	4% 35%
All directors and executive officers (5 persons)	25,630,278 9,300,000	Common Series A Preferred	5% 93%
*Denotes less than 1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 498,427,896 shares of common stock and 10,000,000 shares of Series A Preferred Stock outstanding as of June 23, 2005.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at “http://www.sec.gov.”

OTHER BUSINESS

The board of directors knows of no other matters to be presented at the special meeting.  If any other matter does properly come before the special meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at Unico’s next annual meeting of shareholders must have been received by the Company not later than a reasonable time before Unico begins to print and mail its proxy materials under the provisions of Rule 14a-8 of the Securities Exchange Act of 1934.  Unico intends that its next annual meeting of shareholders shall be held in November, 2005.

The person presiding at the next annual meeting of shareholders may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference information that the Company files with the SEC.  Unico incorporates by reference the information contained in Unico’s Annual Report to Stockholders on Form 10-KSB for the fiscal year ended February 28, 2005 filed with the SEC on June 20, 2005 and mailed with this proxy statement.

ANNUAL REPORT

A copy of Unico’s Annual Report to Shareholders on Form 10-KSB for the fiscal year ended February 28, 2005, including financial statements, accompany this notice of special meeting and proxy statement.

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST.  REQUESTS SHOULD BE SENT TO MARK LOPEZ, 8880 RIO SAN DIEGO DRIVE, 8TH FLOOR, SAN DIEGO, CALIFORNIA 92108.

Dated: July   , 2005

San Diego, California

UNICO, INCORPORATED

PROXY FOR SPECIAL MEETING TO BE HELD ON AUGUST   , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. Lopez as proxy, with the power to appoint their substitute(s), to represent and to vote all the shares of common stock of Unico, Incorporated, an Arizona corporation (the “Company”), which the undersigned would be entitled to vote, at Unico’s special meeting of stockholders to be held on August   , 2005 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

SPECIAL MEETING OF SHAREHOLDERS OF

UNICO, INCORPORATED

July   , 2005

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Unico, Incorporated to be held at 10:00 a.m. local time on August   , 2005, at a conference room on the third floor of the building where the Company’s offices are located at 8880 Rio San Diego Drive, San Diego, California 92108.  Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2.a. and 2.b., AND 3

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.  To consider and vote upon a proposal to            FOR

  AGAINST

ABSTAIN

    authorize the Board to withdraw the

    Company’s election to be treated as a

    business development company (“BDC”)

    pursuant to Section 54(c) under the

    Investment Company Act.

      [_]     [_]      [_]

2.

a.  Proposal to authorize 2,020,000,000

shares of capital stock of the

Company, of which 2 billion shares

with a par value of $0.001, will

relate to common stock (the “Common

Stock”) and 20,000,000 million

shares with a par value of $0.001,

will relate to Preferred Stock

(the “Preferred Stock”), with such

preferences, limitations and

relative rights as may be determined

and designated in the discretion of

the Board of Directors of the Company.

 [_]       [_]      [_]

b.  Proposal to authorize the Board of

Directors, in its discretion, to

effect a reverse stock split of the

Company’s Common Stock at a ratio up

to one-for-one hundred during the

twelve month period following the

vote of the Special Meeting of

Shareholders.

 [_]       [_]      [_]

3.  Proposal to approve the Company’s 2005

    Non-Qualified Stock Option Plan.

 [_]       [_]      [_]

4.  To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

    The board of directors recommends you vote “FOR” each of the above proposals.

This proxy when properly executed will be voted in the manner directed above.  In the absence of direction for the above proposal, this proxy will be voted “FOR” that proposal.  Other matters: in their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

If you plan to attend the special meeting of shareholders, please mark this box [_]

Dated:________________, 2005

SIGNATURE _____________________________________________________________

NAME (PRINTED) ________________________________________________________

TITLE _________________________________________________________________

Important: Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

EXHIBIT “A”

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of
UNICO, INCORPORATED

Pursuant to the provisions of the Arizona Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Unico, Incorporated.

SECOND:  Article IV of the Articles of Incorporation is amended in its entirety in the manner prescribed by the Arizona Code so as to read as follows:

ARTICLE IV.  The authorized capital stock of this corporation shall consist of two billion (2,000,000,000) shares of common stock, $0.001 par value, said stock to be paid for at such time and in such manner as the Board of Directors may designate, and twenty million (20,000,000) shares of preferred stock, $0.001 par value, said stock to be issued in such manner and having such preferences, limitations and relative rights as the board of directors may designate, as permitted by the Arizona Code.  Such stock shall be issued as fully paid and shall be forever non-assessable. The judgment of the board of directors as to the value of the property taken, or services rendered in exchange for stock, shall be conclusive in the absence of fraud.  No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the Board of Directors.

[Paragraph “THIRD” below, shall only be completed and included if and when Unico’s Board of Directors adopts a Reverse Split.]

THIRD:  That the presently issued and outstanding Common Stock of the corporation, $.001 par value, shall, at __:__ a.m., Eastern Time, on ______________, 2005 (the “Effective Time”), be deemed to be “reverse split,” and in the furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each _____ (_) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time.  To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.  Each shareholder of record as of the Effective Time shall be entitled to receive from the Corporation’s transfer agent a certificate representing the number of shares of the Common Stock to which such shareholder is entitled hereunder up on delivery to the Corporation’s transfer agent of a certificate or certificates representing the number of shares owned by such shareholder of record as of the Effective Time.

FOURTH:  The foregoing amendment was adopted by the vote of the shareholders on August   , 2005.

FIFTH:  The number of shares of the Corporation outstanding at the time of such adoption was 498,427,896 common shares (1 vote per share) and 10,000,000 Series A Preferred Shares (non-voting); and the number of shares entitled to vote thereon was 498,427,896. The number of shares indisputably represented at the meeting where the vote occurred was _________.

SIXTH:  The number of shares voted for such amendment was _________; and the number of shares voted against such amendment was _____.  _____________ shares abstained.  The number of shares voted for the amendment was sufficient for approval of the amendment.

SEVENTH: The foregoing amendment does not effect an exchange, reclassification or cancellation of shares.

EIGHTH: The amount of stated capital after the amendment is $_______.

Dated this ____ day of August, 2005

UNICO, INCORPORATED

By __________________________

          Its President

and __________________________

         Its Secretary

STATE OF CALIFORNIA    )

: ss.

COUNTY OF SAN DIEGO   )

I, __________________________, Notary Public, do hereby certify that on this __, day of August, 2005 personally appeared before me Mark A. Lopez who being by me first duly sworn, declared that he is the President of Unico, Incorporated, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

_______________________________

Notary Public

Residing at: _____________________

My Commission Expires: __________

SEC\0577